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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-________) and related Prospect us of Quaker State Corporation for the Registration of Debt Securities, Warrants to purchase Debt Securities, Capital Stock and Warrants to purchase Capital Stock and to the incorporation by reference therein of our reports dated March 22, 1996 and March 24, 1995, with respect to the Combined Financial Statements of Medo Industries, Inc., Medo Manufacturing Corp. and Medo Industries Canada, Ltd. for each of the three years in the period ended December 31, 1995, included in the Current Report (Form 8-K No. 1 - 2677) of Quaker State Corporation dated October 11, 1996, filed with the Securities and Exchange Commission.




                                                         /s/ Ernst & Young LLP


White Plains, New York
August 7, 1997